UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Morton’s Restaurant Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3490149
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

325 North LaSalle Street, Suite 500 Chicago, Illinois	60610
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-130072

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value US$0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Securities to be Registered.

The class of securities to be registered hereby is the common stock, $0.01 par value per share (the “Common Stock”), of Morton’s Restaurant Group, Inc. (the “Registrant”).

The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-130072) filed with the Securities and Exchange Commission (the “Commission”) on December 2, 2005, as subsequently amended by amendments to such Registration Statement filed with the Commission and by the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MORTON’S RESTAURANT GROUP, INC.

Dated: February 8, 2006	By:	/s/ Thomas J. Baldwin
		Name:	Thomas J. Baldwin
		Title:	Chairman, Chief Executive Officer and President